Immediate             Karen L. Widmayer: Media Contact
                      (202) 729-1789
                      Stephen Walsh: Analyst Contact
                      (202) 729-1764

               CARRAMERICA ANNOUNCES 13.6% FFO GROWTH PER SHARE IN FOURTH QUARTER 2000


                    Washington D.C. - February 2, 2001 - CarrAmerica Realty
               Corporation (NYSE:CRE) today reported fourth quarter Funds From Operations (FFO) from continuing operations of $55.1 million or $0.75 per diluted share, a 13.6% increase over the same period in 1999. FFO for the twelve month period ended December 31, 2000 was $220.4 million or $2.96 per diluted share as compared to $192.4 million or $2.56 per diluted share for the same period in 1999, a 15.6% increase.

                    CarrAmerica President and Chief Executive Officer, Thomas A.
               Carr, commented, "CarrAmerica's performance in 2000 concluded strongly." Mr. Carr continued, "We have been, over the last 18 months, preparing the company for the types of economic conditions now apparent. A conservative investment strategy, tremendous success in pre-leased development, excellent performance in our markets and a significant repositioning of our balance sheet; all have contributed to this strong position."

               Strong Operating Portfolio Performance
               --------------------------------------

                    Performance of operating properties remains strong with an average occupancy of 96.9% at December 31, 2000. Property net operating income was $82.9 million for the fourth quarter, down 5.0% from the same period in 1999 as a result of property sales and the previously announced joint venture with New York State Teachers' Retirement System.

                    For the twelve months ended December 31, 2000, same store
               operating income grew by 9.6% on a GAAP basis and 10.6% on a cash basis over the same period in 1999. Same store portfolio operating income during the quarter grew 6.7% on a GAAP basis and 6.2% on a cash basis over the same period in 1999. The occupancy rate for same store properties was 97.3% in the fourth quarter of 2000 as compared to 96.9% for fourth quarter 1999.

                    Rental rates increased 38.9% on average on the rolling
               leases executed during the twelve-month period ended December 31, 2000.

                                  -CONTINUED-

CarrAmerica Release of February 2, 2000
Page Two


Development Update
------------------

     As of December 31, 2000, CarrAmerica and its affiliate, CarrAmerica Development, Inc., had approximately 552,000 square feet of wholly owned projects under development in six of the Company's markets. Total cost of this development is expected to be approximately $94.7 million, of which $48.3 million had been invested as of December 31, 2000. This development pipeline is currently 95.5% leased or committed and the year-one unleveraged return on CarrAmerica's invested capital is expected to be approximately 12.4%.

     CarrAmerica or its affiliates own a partial interest in seven development projects totaling approximately 1.2 million square feet under development in Austin, Chicago, Dallas, Denver and Washington, D.C. The total cost of these projects is expected to be $255.0 million and the projects are currently 63.3% leased or committed. CarrAmerica's share of the total project costs for these developments is expected to be approximately $98.9 million and the year-one unleveraged return on CarrAmerica's invested capital (exclusive of fees) is expected to be approximately 10.2%.

     CarrAmerica and its affiliate, CarrAmerica Development, Inc., have pending developments totaling $291.0 million that are expected to commence construction in 2001, including a 450,000 square foot project located across from the MCI Arena in downtown Washington, D.C. CarrAmerica's share of the total project costs for these developments is expected to be approximately $120.9 million.

     During the fourth quarter, CarrAmerica and its affiliates placed in service approximately 456,000 square feet of new office space in wholly owned projects with total project costs of approximately $82.4 million at an expected year-one unleveraged return on invested capital of approximately 11.3%. In addition, 209,000 square feet were placed in service in partially owned projects in which CarrAmerica owns approximately 35% on average, with total project costs of $35.1 million and an average yield of 11.2%.

Growth in Fee Service Revenue
-----------------------------

     For the twelve months ended December 31, 2000, CarrAmerica and its affiliates generated real estate service income of $26.2 million, an increase of 53.5% over the prior year.

Dispositions
------------

     During the fourth quarter, the Company and its affiliates sold three operating properties totaling $49.0 million as well as the previously announced South Florida portfolio sale for $93.3 million. In addition, $13.5 million in land was sold. In January 2001, the company and its affiliate sold one property for $6.5 million. These sales resulted in a total pre-tax gain of $7.0 million.


                                  -CONTINUED-

CarrAmerica Release of February 2, 2001
Page Three


     In addition, the previously announced sale of the Phoenix portfolio properties is expected to close in the first quarter at a purchase price of $97.9 million and three land parcels are under contract to be sold at a purchase price of $5.3 million.

     The Company anticipates the proceeds from the sale of these assets to be used to repay amounts outstanding on the Company's line of credit, to fund future development project costs and for other general corporate purposes. There can be no assurance that any pending disposition will occur on such terms or at all.

Balance Sheet Repositioning
---------------------------

     In the fourth quarter, CarrAmerica and its affiliates repaid $33.3 million in maturing mortgage debt. The Company has improved its fixed charge coverage ratio, including capitalized interest, from 2.0 times for the three months ended December 31, 1999 to 2.3 times for the three months ended December 31, 2000. In addition, the Company's leverage ratio, as measured by total debt to total market capitalization, improved from 44.7% to 31.4% during this same period.

CarrAmerica Stock Repurchase Plan Expanded
------------------------------------------

     CarrAmerica has purchased approximately $113.0 million of its common stock to date under the previously announced $150.0 million share repurchase program. The average price per share has been $28.71.

     CarrAmerica also announced that its Board of Directors has authorized an expansion of the existing share repurchase program of up to an additional $75.0 million of its outstanding shares. These additional shares will be purchased under the same terms and conditions as its current program.

CarrAmerica Announces Fourth Quarter Dividend
---------------------------------------------

     The Board of Directors of CarrAmerica yesterday declared a fourth quarter dividend for its common stock and its Series A Cumulative Convertible Redeemable preferred stock of $0.4625 per share. The dividends will be payable to common and Series A preferred shareholders of record as of the close of business on February 16, 2001. CarrAmerica's common stock will begin trading ex-dividend February 14, 2001, and the dividends payable to common shareholders will be paid on March 2, 2001. Dividends payable to Series A preferred shareholders will be paid on March 2, 2001.

     The Company also declared a regular dividend for its Series B, Series C, and Series D preferred stock. The Series B Cumulative Redeemable preferred stock dividend was declared to be $0.5356 per share, the Series C Cumulative Redeemable preferred stock dividend was declared to be $0.5344 per share, and the Series D Cumulative Redeemable preferred stock dividend was declared to be $0.5281 per share. The Series B, Series C and Series D preferred stock dividends are payable to shareholders of record as of the close of business on February 16, 2001. Such preferred stock will begin trading ex-dividend on February 14, 2001 and the dividends will be paid on February 28, 2001.


                                  -CONTINUED-

CarrAmerica Release of February 2, 2001
Page Four


CarrAmerica Fourth Quarter Webcast and Conference Call
------------------------------------------------------

     CarrAmerica will conduct a conference call to discuss 2000 fourth quarter operations on Monday, February 5, 2001, at 11:00 am ET. A live webcast of the call will be available through a link at CarrAmerica's web site, www.carramerica.com. The phone number for the conference call is 1-800-982-3654;
-------------------
for local Washington, D.C. area and international participants, 703-871-3021, and 06-022-1179 for Netherlands participants. The call is open to all interested persons. A taped replay of the conference call can be accessed immediately after the call through February 12, 2001, by dialing 1-888-266-2081 or 703-925-2533 for local Washington, D.C. area and international participants (access code 4884536 for all callers).

     A copy of supplemental material on the Company's fourth quarter operations is available on the Company's web site, www.carramerica.com, and is being filed
                                        -------------------
on Form 8-K with the Securities and Exchange Commission. A copy is also available on request from:

Stephen Walsh
CarrAmerica Realty Corporation
1850 K Street, NW, Suite 500
Washington, D.C. 20006
(Telephone) 202-729-1764
(e-mail) swalsh@carramerica.com
         ----------------------

     CarrAmerica owns, develops and operates office properties in 13 markets throughout the United States. The Company is committed to becoming America's leading office workplace company by meeting the rapidly changing needs of its customers with superior service, a large portfolio of quality office properties, extraordinary development capabilities and land positions. CarrAmerica is a leading office innovator with interests in and strategic relationships with: HQ Global Workplaces, a global leader in executive office suites; Broadband Office, Inc., a leading global provider of network-based applications and communications, Internet and e-business solutions; e'ssention, the engine behind InfoCentre, a web-based operations and issues management platform and DukeSolutions, a Duke Energy subsidiary providing comprehensive energy management programs.

     Currently, CarrAmerica and its affiliates own, directly or through joint ventures, interests in a portfolio of 283 operating office properties and have 13 office buildings under development in eight key growth markets. CarrAmerica's markets include Atlanta, Austin, Chicago, Dallas, Denver, Los Angeles/Orange County, Phoenix, Portland, Salt Lake City, San Diego, San Francisco Bay Area, Seattle and metropolitan Washington, D.C. For additional information on CarrAmerica, including space availability, visit our web site at www.carramerica.com.

                                  -CONTINUED-

CarrAmerica Release of February 2, 2001
Page Five


     Certain statements in this release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of the Company and its affiliates or industry results to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such factors include, among others, the following: national and local economic, business and real estate conditions that will, among other things, affect demand for office properties, availability and creditworthiness of tenants, the level of lease rents and the availability of financing for both tenants and the Company, adverse changes in the real estate markets including, among other things, competition with other companies, risks of real estate acquisition and development (including the failure of pending acquisitions to close and pending developments to be completed on time and within budget), actions, strategies and performance of affiliates or joint ventures that the Company may not control, governmental actions and initiatives, and environmental/safety requirements.

                                  -CONTINUED-

                CARRAMERICA REALTY CORPORATION AND SUBSIDIARIES
                          Consolidated Balance Sheets
--------------------------------------------------------------------------------
(In thousands)

                                                                          December 31,          December 31,
                                                                               2000                 1999
                                                                       -------------------  --------------------
Assets
------
Rental Property:
    Land                                                                 $    644,326          $    674,390
    Buildings                                                               1,836,214             2,082,533
    Tenant Improvements                                                       325,936               304,983
    Furniture, fixtures and equipment                                           6,844                 5,916
                                                                       -------------------  --------------------
                                                                            2,813,320             3,067,822
   Less - accumulated depreciation                                           (381,260)             (323,455)
                                                                       -------------------  --------------------
      Net rental property                                                   2,432,060             2,744,367

Land held for future development and sale                                      47,984               104,050
Construction-in-progress                                                       48,300               116,013
Cash and cash equivalents - unrestricted                                       24,704                51,886
Cash and cash equivalents - restricted                                         39,482                12,475
Accounts and notes receivable                                                  70,693                34,734
Investments                                                                   269,193                67,143
Accrued straight-line rents                                                    54,960                47,764
Tenant leasing costs, net                                                      54,522                58,848
Deferred financing costs, net                                                  11,311                15,621
Prepaid expenses and other assets, net                                         19,632                18,503
Net assets of discontinued operations                                               -               207,668
                                                                       -------------------  --------------------
                                                                         $  3,072,841          $  3,479,072
                                                                       ===================  ====================

Liabilities and Stockholders' Equity
------------------------------------
Liabilities:
   Mortgages and notes payable                                           $  1,211,158          $  1,603,371
   Accounts payable and accrued expenses                                       96,147                68,643
   Rent received in advance and security deposits                              29,143                27,757
                                                                       -------------------  --------------------
                                                                            1,336,448             1,699,771
                                                                       -------------------  --------------------

Minority interest                                                              89,687                92,586

Stockholders' equity:
   Preferred stock                                                                 93                    95
   Common stock                                                                   650                   668
   Additional paid in capital                                               1,755,985             1,816,990
   Cumulative dividends in excess of net income                              (110,022)             (131,038)
                                                                       -------------------  --------------------
                                                                            1,646,706             1,686,715
                                                                       -------------------  --------------------
                                                                         $  3,072,841          $  3,479,072
                                                                       ===================  ====================

                CarrAMERICA Realty Corporation and Subsidiaries
                     Consolidated Statements of Operations
--------------------------------------------------------------------------------
(In thousands, except per share amounts)

                                                                             Three Months Ended            Twelve Months Ended
                                                                                December 31,                  December 31,
                                                                       ------------------------------ ----------------------------
                                                                              2000           1999            2000            1999
                                                                              ----           ----            ----            ----
Revenues:
   Rental income (1):
      Minimum base rent                                                 $  106,583     $  110,506      $  448,068      $  422,440
      Recoveries from tenants                                               14,616         15,925          64,344          58,426
      Parking and other tenant charges                                       3,218          3,411          19,447          17,983
                                                                       -------------  --------------- -------------  --------------
            Total rental revenue                                           124,417        129,842         531,859         498,849
                                                                       -------------  --------------- -------------  --------------
      Real estate service income                                             8,252          4,005          26,172          17,054
                                                                       -------------  --------------- -------------  --------------
            Total operating revenues                                       132,669        133,847         558,031         515,903
                                                                       -------------  --------------- -------------  --------------
Operating expenses:
   Property expenses:
         Operating expenses                                                 30,157         31,701         124,119         122,676
         Real estate taxes                                                  11,318         10,779          45,864          44,529
   Interest expense                                                         21,571         24,465          98,348          89,057
   General and administrative                                               12,134         10,008          46,189          38,894
   Depreciation and amortization                                            29,376         31,433         128,542         119,700
                                                                       -------------  --------------- -------------  --------------
         Total operating expenses                                          104,556        108,386         443,062         414,856
                                                                       -------------  --------------- -------------  --------------

         Real estate operating income                                       28,113         25,461         114,969         101,047
Other operating income:
   Interest income                                                           2,020          1,075           4,372           3,936
   Equity in earnings of unconsolidated entities                             2,685          1,376           7,596           5,167
   Gain on settlement of treasury locks                                          -              -               -           4,489
                                                                       -------------  --------------- -------------  --------------
        Total other operating income                                         4,705          2,451          11,968          13,592
                                                                       -------------  --------------- -------------  --------------
        Income from continuing operations before gain on sale of
        assets, income taxes, and minority interest                         32,818         27,912         126,937         114,639
   Income taxes                                                                  -           (783)              -            (783)
   Minority interest                                                        (6,994)        (2,995)        (16,149)        (17,599)
                                                                       -------------  --------------- -------------  --------------
        Income from continuing operations before gain on sale of
        assets                                                              25,824         24,134         110,788          96,257

       Discontinued operations - (Loss) income from operations of discontinued Executive Suites subsidiary (less applicable
           income tax expense)                                                   -         (1,891)            456          (7,862)

       Discontinued operations - Gain on sale of discontinued
           operations (less applicable income tax expense of
           $21,131)                                                              -              -          31,852               -
                                                                       -------------  --------------- -------------  --------------
      Net income before gain on sale of assets:                             25,824         22,243         143,096          88,395
      Gain on sale of assets and other provisions net of income taxes        8,448          5,006          36,371          54,822
                                                                       -------------  --------------- -------------  --------------
       Net income                                                       $   34,272     $   27,249      $  179,467      $  143,217
                                                                       =============  =============== =============  ==============
       Basic net income per common share:
             Net income from continuing operations                      $     0.26     $     0.23      $     1.14      $     0.90
             Discontinued operations                                             -          (0.03)           0.01           (0.12)
             Gain on sale of discontinued operations                             -              -            0.48              -
             Gain on sale of assets, net                                      0.13           0.08            0.55            0.81
                                                                       -------------  --------------- -------------  --------------
             Net income                                                 $     0.39     $     0.28      $     2.18      $     1.59
                                                                       -------------  --------------- -------------  --------------
        Diluted net income per share:
             Net income from continuing operations                      $     0.25     $     0.23      $     1.12      $     0.90
             Discontinued operations                                             -          (0.03)           0.01           (0.12)
             Gain on sale of discontinued operations                             -              -            0.47            -
             Gain on sale of assets, net                                      0.13           0.08            0.53            0.81
                                                                       -------------  --------------- -------------  --------------
             Net income                                                 $     0.38     $     0.28      $     2.13      $     1.59
                                                                       =============  =============== =============  ==============

NOTE:  (1) Rental income includes $3,844 and $4,969 of accrued straight-line rents for the three month periods ended December 31, 2000 and 1999, respectively, and $13,478 and $14,331 of accrued straight-line rents for the twelve month periods ended December 31, 2000 and 1999, respectively.

                CARRAMERICA REALTY CORPORATION AND SUBSIDIARIES
                      Consolidated Funds From Operations

--------------------------------------------------------------------------------
     The National Association of Real Estate Investment Trusts (NAREIT) defines funds from operations ("FFO") as net income (loss) (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructuring or sales of property, plus depreciation and amortization of assets uniquely significant to the real estate industry and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. NAREIT's definition for FFO excludes discontinued operations, however, the Company has elected to calculate FFO from discontinued operations, the Company's executive suites business. FFO for discontinued operations includes executive suites earnings before depreciation, amortization and deferred taxes ("EBDADT"). The Company has restated the prior year to conform with the current year presentation which excludes the add back of development losses associated with the Company's executive suites business. The Company continues to exclude the gain on settlement of treasury locks for the restated 1999 FFO.


(In thousands, except per share amounts)                                    Three Months Ended             Twelve Months Ended
                                                                               December 31,                   December 31,
                                                                      ------------------------------  --------------------------
                                                                             2000           1999           2000            1999
                                                                             ----           ----           ----            ----
Net income from continuing operations before minority interest:            $  41,266       $ 32,135     $  163,308   $   168,678

Adjustments to derive funds from continuing operations:                       31,300         30,913        128,861       117,829
    Add: Depreciation and amortization
    Deduct:
      Minority interests' (non Unitholders) share
      of depreciation, amortization and net income                              (362)          (206)        (1,084)         (609)
      Gain loss on settlement of treasury locks                                    -              -              -        (4,489)
      Gain on sale of assets, net of income taxes                             (8,448)        (5,006)       (36,371)      (54,822)
                                                                         -----------    -----------   ------------   -----------
FFO from continuing operations before allocations to the minority             63,756         57,836        254,714       226,587
    Unitholders

Less:  FFO allocable to the minority Unitholders                              (4,112)        (3,983)       (16,342)      (16,545)
                                                                         -----------    -----------   ------------   -----------
CarrAmerica Realty Corporation's FFO from continuing operations               59,644         53,853        238,372       210,042
Less:  Preferred stock dividends                                              (8,842)        (8,932)       (35,206)      (35,448)
                                                                         -----------    -----------   ------------   -----------
CarrAmerica Realty Corporation's FFO from continuing operations
  attributable to common shares                                               50,802         44,921        203,166       174,594
Discontinued operations                                                            -          6,307         13,368        23,759
Gain on sale of discontinued operations                                            -              -         31,852             -
                                                                         -----------    -----------   ------------   -----------

CarrAmerica Realty Corporation's FFO attributable to common shares          $ 50,802       $ 51,228     $  248,386   $   198,353
                                                                         ===========    ===========   ============   ===========

Weighted average common shares outstanding:
  Basic                                                                       65,152         66,818         66,221        67,858
  Diluted                                                                     73,432         74,101         74,425        75,160
Basic funds from operations per common share:
  Funds from continuing operations                                          $   0.78       $   0.67     $     3.07   $      2.57
  Funds from discontinued operations                                               -           0.09           0.20          0.35
  Funds from sale of discontinued operations                                       -              -           0.48             -
                                                                         -----------    -----------   ------------   -----------
       Total funds from operations                                          $   0.78       $   0.76     $     3.75   $      2.92
                                                                         ===========    ===========   ============   ===========

Diluted funds from operations per share:
  Funds from continuing operations                                          $   0.75       $   0.66     $     2.96   $      2.56
  Funds from discontinued operations                                               -           0.09           0.18          0.32
  Funds from sale of discontinued operations                                       -              -           0.43             -
                                                                         -----------    -----------   ------------   -----------
       Total funds from operations                                          $   0.75       $   0.75     $     3.57   $      2.88
                                                                         ===========    ===========   ============   ===========

CarrAmerica Realty Corporation
FFO from continuing operations attributable to common shares                $ 50,802       $ 44,921     $  203,166   $   174,594
Series A Preferred share dividends                                               224            315            922         1,258
Minority interest from convertible partnership units                           4,112          3,983         16,342        16,545
                                                                         -----------    -----------   ------------   -----------
Adjusted FFO from continuing operations attributable to common shares       $ 55,138       $ 49,219     $  220,430   $   192,397
                                                                         ===========    ===========   ============   ===========

Weighted average common shares outstanding - Basic                            65,152         66,818         66,221        67,858
Weighted average conversion of Series A Preferred shares                         480            680            495           680
Weighted average conversion of operating partnership units                     6,118          6,498          6,281         6,498
Incremental options                                                            1,682            105          1,428           124
                                                                         -----------    -----------   ------------   -----------
Adjusted weighted average common shares - Diluted                             73,432         74,101         74,425        75,160
                                                                         ===========    ===========   ============   ===========

                                     -###-